CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2012, with respect to the consolidated financial statements and schedule of American Realty Capital Trust III, Inc. for the year ended December 31, 2011 included in this Current Report on Form 8-K/A.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Realty Capital Properties, Inc. on Form S-3 (File No. 333-182971).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 17, 2013